UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2007

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-14948	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of Principal Executive Offices, including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: On August 24, 2007, Fiserv, Inc. filed a Current Report on Form 8-K under Item 5.02 to report the appointment of Doyle R. Simons to its board of directors. Because Mr. Simons had not been appointed to serve on any committee of the board at the time the Form 8-K was filed, disclosure of the committees of the board on which he would serve was not included in accordance with Instruction No. 2 of the Instructions to Item 5.02. This Form 8-K/A is filed as an amendment to the Form 8-K filed on August 24, 2007.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Doyle R. Simons was elected to the board of directors of Fiserv, Inc. effective August 21, 2007. On November 27, 2007, Doyle R. Simons was appointed as a member of the compensation committee of the board of directors of Fiserv, Inc.

Mr. Simons, 43, is currently an executive vice president of Temple-Inland, Inc., a position he has held since 2005. Mr. Simons previously served as chief administrative officer of Temple-Inland from 2003 to 2005, as vice president—administration from 2000 to 2003, and as director of investor relations from 1994 to 2000. Mr. Simons holds a bachelor degree in Business Administration from Baylor University and a Juris Doctor degree from The University of Texas, and has completed the Stanford Executive Program at the Stanford Graduate School of Business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: November 28, 2007	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Executive Vice President,
Chief Financial Officer,
Treasurer and Assistant Secretary